UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2008 (December 24, 2008)

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma

(State or other jurisdiction of incorporation)

1-32886	73-0767549
(Commission File Number)	(IRS Employer Identification No.)

302 N. Independence Enid, Oklahoma	73701
(Address of principal executive offices)	(Zip Code)

(580) 233-8955

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 24, 2008 and December 30, 2008, Continental Resources, Inc. amended its credit facility to increase the associated commitment level to $552.5 million and to revise London Interbank Offered Rate margins on one, two, three, or six month borrowings under the credit facility to a range of 175 to 250 basis points. Additionally, the Company elected to set the credit facility borrowing base at $850 million. Borrowings under the credit facility are limited to the stated note amount of $750 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL RESOURCES, INC.
(Registrant)
Dated: December 31, 2008

	By:	/s/ John D. Hart
John D. Hart
Vice President, Chief Financial Officer and Treasurer